MAGELLAN MIDSTREAM PARTNERS, L.P. VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/mmp** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/mmp

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of May 14, 2023 (as it may be amended from time to time, the "Merger Agreement"), by and among Magellan Midstream Partners, L.P. ("Magellan"), ONEOK, Inc. and Otter Merger Sub, LLC.	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Magellan GP, LLC, the general partner of Magellan, that is based on or otherwise relates to the merger contemplated by the Merger Agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03USEB

Special Meeting of Magellan Midstream Partners L.P Unitholders
Thursday, September 21, 2023, 10:00 a.m. Central Time
virtually via the Internet at www.meetnow.global/M2FMHKF.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/mmp

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Magellan Midstream Partners, L.P.

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Notice of Special Meeting of Unitholders

Proxy Solicited by Board of Directors for Special Meeting — September 21, 2023, 10:00 a.m. Central Time

Douglas J. May and Aaron L. Milford (the "Proxies"), or either of them, each with the power of substitution, are hereby authorized to represent and vote the units owned by this unitholder, with all the powers this unitholder would possess if personally present, during the Special Meeting of Unitholders of Magellan Midstream Partners, L.P. to be held on September 21, 2023 or at any postponement or adjournment thereof.

Units represented by this proxy will be voted by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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MAGELLAN MIDSTREAM PARTNERS, L.P. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of May 14, 2023 (as it may be amended from time to time, the "Merger Agreement"), by and among Magellan Midstream Partners, L.P. ("Magellan"), ONEOK, Inc. and Otter Merger Sub, LLC.	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Magellan GP, LLC, the general partner of Magellan, that is based on or otherwise relates to the merger contemplated by the Merger Agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 5 8 4 3 5 3

03USGB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Magellan Midstream Partners, L.P.

Notice of Special Meeting of Unitholders

Proxy Solicited by Board of Directors for Special Meeting — September 21, 2023, 10:00 a.m. Central Time

Douglas J. May and Aaron L. Milford (the "Proxies"), or either of them, each with the power of substitution, are hereby authorized to represent and vote the units owned by this unitholder, with all the powers this unitholder would possess if personally present, during the Special Meeting of Unitholders of Magellan Midstream Partners, L.P. to be held on September 21, 2023 or at any postponement or adjournment thereof.

Units represented by this proxy will be voted by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)